UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13024 BALLANTYNE CORPORATE PLACE
SUITE 700
CHARLOTTE, NORTH CAROLINA	28277

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     We held our annual meeting of stockholders (the “Annual Meeting”) on May 12, 2011. A brief description of and the final vote result for each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Proxy Statement filed with the U.S. Securities and Exchange Commission on April 1, 2011.
Proposal 1: Election of three Class I directors to serve a three-year term and one Class III director to serve a two-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brandon C. Bethards (Class I)	97,331,227	524,150	9,170,666
D. Bradley McWilliams (Class I)	97,330,280	525,097
Anne R. Pramaggiore (Class I)	96,144,265	1,711,112
Larry L. Weyers (Class III)	96,002,911	1,852,466
Proposal 2: Advisory vote to approve the compensation of our named executive officers:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
93,536,537	1,670,875	2,647,965	9,170,666
Proposal 3: Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers:

1 Year	2 Years	3 Years	Abstentions
91,221,196	1,343,497	5,160,743	129,941
     In light of the voting results for Proposal 3, our Board of Directors has adopted a policy to hold annual advisory votes on executive compensation until the next advisory vote on the frequency of stockholder votes on executive compensation, or until our Board of Directors determines to hold such an advisory vote at a different frequency.
Proposal 4: Approval of the material terms for performance-based awards for section 162(m) purposes under our amended and restated 2010 Long-Term Incentive Plan:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
92,667,633	2,541,346	2,646,398	9,170,666

Proposal 5: Approval of the material terms for performance-based awards for section 162(m) purposes under our amended and restated Executive Incentive Compensation Plan:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
92,964,720	2,248,681	2,641,976	9,170,666
Proposal 6: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011:

Votes For	Votes Withheld	Abstentions
106,769,680	198,221	58,142
There were no broker non-votes for Proposal 6.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

	By:	/s/ David S. Black

David S. Black Vice President and Chief Accounting Officer

May 12, 2011

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